Exhibit 10.25

CHS/COMMUNITY HEALTH SYSTEMS, INC.

DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective as of January 1, 2014)

- i -

CHS/COMMUNITY HEALTH SYSTEMS, INC.

DEFERRED COMPENSATION PLAN

W I T N E S S E T H:

WHEREAS, CHS/Community Health Systems, Inc. (the “Company”) has previously established and currently maintains the CHS/Community Health Systems, Inc. Deferred Compensation Plan (the “Plan”); and

WHEREAS, the Company amended and restated the Plan in order to establish a deferred compensation arrangement under the Plan for deferrals made on or after January 1, 2005, in compliance with Internal Revenue Code Section 409A and the guidance related thereto; and

WHEREAS, the Company amended and restated the Plan, effective as of January 1, 2008, to incorporate required provisions for compliance with Code Section 409A and the final Treasury regulations promulgated thereunder and to make certain other changes; and

WHEREAS, the Company wishes to amend and restate the Plan to clarify certain provisions and to make certain other changes;

NOW, THEREFORE, the Plan is hereby amended and restated, effective as of January 1, 2014, except as otherwise provided herein, as follows:

ARTICLE I

Definitions and Construction

1.1    Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

(1)    Account: An account shall be established for a Member that is credited with amounts determined pursuant to Sections 4.1 and 4.2 of the Plan. As of any Determination Date, a Member’s benefit under the Plan shall be equal to the amount credited to his Account as of such date. If a Member has made an election to defer a portion of his Compensation until a specified date pursuant to Section 3.4, the account described herein shall consist of such subaccounts as are necessary to segregate such deferral from the other amounts deferred by the Member.

(2)    Affiliate: Any subsidiary of Community Health Systems, Inc., the corporate parent of the Company.

(3)    Bonus: A bonus paid by the Company or an Affiliate to a Member for services rendered or labor performed while a Member during a Plan Year other than an Incentive Compensation Bonus.

(4)    Bonuses: A Bonus or an Incentive Compensation Bonus.

(5)    Change in Control: The occurrence of any of the following events, but only to the extent such event would constitute a change in the ownership or effective control of CHS, or in the ownership of a substantial portion of the assets of CHS, as set forth in Code Section 409A(a)(2)(A)(v) and defined in regulations promulgated by the U.S. Department of Treasury thereunder:

(a)    An acquisition (other than directly from CHS) of any voting securities of CHS (“Voting Securities”) by any Person (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) immediately after which such Person has Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the then-outstanding shares of Common Stock of CHS (“Shares”) or the combined voting power of CHS’ then-outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2.1(f)(1), Shares or Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, (ii) CHS or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b)    The individuals who, as of the date hereof, are members of the Board of CHS (“Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board of CHS or, following a Merger (as hereinafter defined) that results in CHS having a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election, by the CHS common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board of CHS, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board of CHS; provided further, however, that no individual shall be considered a member of the Incumbent Board of CHS if such individual initially assumed office as a result of either an actual or threatened Election Contest (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of CHS (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)    The consummation of:

(1)    A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (“Merger”), unless such Merger, is a Non-Control Transaction. A Non-Control Transaction shall mean a Merger where:

(A)    the stockholders of CHS immediately before such Merger own, directly or indirectly, immediately following such Merger, at least 50% of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (“Surviving Corporation”), if 50%

or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (“Parent Corporation”), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

(B)    the individuals who were members of the Incumbent Board of CHS immediately prior to the execution of the agreement providing for such Merger, constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation.

(2)    A complete liquidation or dissolution of CHS; or

(3)    The sale or other disposition of all, or substantially all, of the assets of CHS to any Person (other than a transfer to a Subsidiary or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the CHS’ stockholders of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (“Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then-outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by CHS which, by reducing the number of Shares or Voting Securities then-outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by CHS, and after such share acquisition by CHS the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then-outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(6)    CHS: Community Health Systems, Inc., a Delaware corporation.

(7)    Code: The Internal Revenue Code of 1986, as amended.

(8)    Committee: The administrative committee appointed by the Company to administer the Plan, if any, which committee shall consist of the same persons designated by the Company pursuant to the terms of the Retirement Plan to act on behalf of the Company.

(9)    Company: CHS/Community Health Systems, Inc.

(10)    Company Matching Contributions: Contributions made to the Retirement Plan by the Company or an Affiliate on a Member’s behalf pursuant to Section 4.1(b) of the Retirement Plan or otherwise as provided for therein.

(11)    Compensation: The total base salary paid by the Company or an Affiliate during the Plan Year to or for the benefit of a Member for services rendered or labor performed while a Member as determined by the Company in its sole discretion.

(12)    Contributing Member: A Member who, for a Plan Year, made a deferral election pursuant to Section 3.2, Section 3.3 and/or Section 3.4.

(13)    Determination Date. The last day of the Plan Year, or such other dates as established by the plan administrator.

(14)    ERISA: Employee Retirement Income Security Act of 1974, as amended.

(15)    Incentive Compensation Bonus: Performance-based compensation, as such term is defined under Code Section 409A and the regulations promulgated thereunder, paid by the Company or an Affiliate to a Member for services rendered or labor performed while a Member during the entire Plan Year.

(16)    Investment(s): Any investment fund(s) offered through the Trustee or its affiliates.

(17)    Investment Gains or Losses: Actual gains or losses realized from investments applied to a Member’s Account as of each Determination Date pursuant to Section 4.1 of the Plan, after deducting applicable investment-related costs and expenses, if any. For the Determination Date, such Member’s Account may be reduced or increased for an amount equal to the Federal or state income taxes that the Company is required to pay or expects to realize in relation to such investment(s)’ taxable gain or loss realized during such year.

(18)    Limitations: Benefit limitations imposed on the Retirement Plan under the Employee Retirement Income Security Act of 1974, as amended, and under sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g) and 415 of the Internal Revenue Code of 1986, as amended.

(19)    Member: Any employee of the Company or an Affiliate who has been designated by the Committee as a Member of the Plan until such employee ceases to be a Member in accordance with Section 3.1 of the Plan.

(20)    Plan: CHS/Community Health Systems, Inc. Deferred Compensation Plan, as amended from time to time.

(21)    Plan Year: The twelve-consecutive month period commencing January 1 and ending December 31 of each year.

(22)    Retirement: Separation from Service with the Company on or after attainment of age fifty-five (55) with at least five (5) Years of Service, as that term is defined in the Retirement Plan.

(23)    Retirement Plan: CHS/Community Health Systems, Inc. Retirement Savings Plan, or any successor plan.

(24)    Separation from Service: The termination of employment with the Company, as set forth in Code Section 409A(a)(2)(A)(i) and defined in regulations promulgated by the U.S. Department of Treasury thereunder, provided that no separation from service shall occur while a Member is on military leave, sick leave, or other bona fide leave of absence not extending beyond six months, or, if longer, so long as the Member’s right to reemployment is provided either by statute or by contract. If a period of leave exceeds six months and the Member’s right to reemployment is not provided either by statute or contract, for the purposes of the Plan, the employment relationship is deemed to terminate on the first date immediately following such six-month period; provided, however, that a Member shall not be deemed to have Separated from Service on account of a leave of absence until the first date immediately following the end of a 29-month period of leave (if the employment relationship is not terminated sooner) where such leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months and where such impairment causes the Member to be unable to perform the duties of his or her position of employment or any substantially similar position of employment.

(25)    Specified Employee: A key employee, as defined in Code Section 416(i) without regard to Section 416(i)(5), of an employer any stock of which is publicly traded on an established securities market or otherwise. The identification date for determining a key employee shall be December 31. For the purposes of this definition, the term employer shall refer to the entity for whom the services are performed by the Specified Employee and with respect to whom the legally binding right to compensation arises together with and all entities with whom such entity would be considered a single employer under Code Section 414(b) or Code Section 414(c).

(26)    SSP: CHS 401(k) Supplemental Savings Plan.

(27)    Trust Agreement: The agreement entered into between the Company and the Trustee establishing a trust to hold and invest contributions made by the Company under the Plan and from which all or a portion of the amounts payable under the Plan to Members and their beneficiaries will be distributed.

(28)    Trust Assets: All assets held by the Trustee under the Trust Agreement.

(29)    Trustee: The trustee or trustees qualified and acting under the Trust Agreement at any time.

1.2    Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. Wherever appropriate herein, the masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender and vice versa.

1.3    Headings. The headings of Articles and Sections herein are included solely for convenience, and, if there is any conflict between such headings and the text of the Plan, the text shall control.

ARTICLE II

Administration

The Plan shall be administered by the Committee, which shall be authorized, subject to the provisions of the Plan, to establish rules and regulations and make such interpretations and determinations as it may deem necessary or advisable for the proper administration of the Plan and all such rules, regulations, interpretations, and determinations shall be binding on all Plan Members and their beneficiaries. The Committee shall be composed of not less than three individuals. Each member of the Committee shall serve until he resigns or is removed by the Company. Upon the resignation or removal of a member of the Committee, the Company shall appoint a substitute member. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the Company shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

ARTICLE III

Participation

3.1    Eligibility. Any employee of the Company or an Affiliate shall become a Member upon designation by the Committee. Once an employee has been designated as a Member, he shall automatically continue to be a Member until he ceases to be an employee of the Company or an Affiliate or is removed as a Member by the Committee. Notwithstanding the preceding provisions of this Section 3.1, participation in this Plan shall at all times be limited to a selected group of management or highly compensated employees of the Company and its Affiliates.

3.2    Compensation Deferral Election. Subject to any administrative constraints as may be established in the discretion of the Committee, any Member may elect to defer receipt of a whole percentage or amount of his Compensation during a Plan Year under the Plan. A Member’s election to defer receipt of Compensation shall be made prior to the beginning of such Plan Year and shall be irrevocable for such Plan Year. The reduction in a Member’s Compensation pursuant to his election shall be effected by Compensation reductions each payroll period within the Plan Year. For new Members, the election shall be made within thirty (30) days of becoming eligible.

3.3    Bonus Deferral Election. Any Member may elect to defer receipt of a whole percentage or amount of his Bonus or Incentive Compensation Bonus for any Plan Year under the Plan. A Member’s election to defer receipt of any Bonus shall be made prior to the beginning of such Plan Year and shall be irrevocable for such Plan Year. A Member’s election to defer receipt of any Incentive Compensation Bonus for any Plan Year shall be made at least six months prior to the end of the Plan Year. The election to defer receipt of such whole percentage of a Member’s Bonus or Incentive Compensation Bonus pursuant to the deferral election above shall be effected by a reduction in the amount of the Bonus or Incentive Compensation Bonus to which such deferral election relates.

3.4    Targeted Deferral Election. Subject to the rules in Section 3.2, any Member may elect to defer receipt of a whole percentage or amount of any portion of the Member’s Compensation until a specific future date by executing a deferral form designed for such purpose as specified by the Committee. Upon the occurrence of any such date specified by a Member in such an election form, the deferred amount, and the Investment(s) Gains or Losses attributable thereto, shall be distributed to the Member. Until so distributed, such deferral amounts shall continue to be a part of the Member’s Account.

3.5    Investment Request. A Member may request the Committee to invest or change the investment of all or a portion of his Account in any Investments. A Member may make such request at any time, provided that the Committee shall only be obligated to direct the Trustee to make such Investment or change such Investment as soon as reasonably practicable and within the guidelines and requirements established by the Trustee for the investment of funds held in the Account. A Member who does not request the Committee to invest any portion of his Account shall have the funds held in such Account in an Investment, as determined by the Committee in its sole discretion.

ARTICLE IV

Benefits

4.1    Deferral Contributions. As of the last day of each payroll period of each Plan Year, a Member’s Account shall be credited with an amount equal to the Compensation deferred under the Plan pursuant to an election by the Member as described in Article III for such payroll period. As of the last day of the payroll period in which Bonuses are paid, a Member’s Account shall be credited with an amount equal to the Bonuses deferred under the Plan pursuant to an election by the Member as described in Article III.

4.2    Matching Contributions. As of the last day of each Plan Year, or, if later, the date on which the Company Matching Contributions are made under the Retirement Plan for any such Plan Year, the Member’s Account of each Contributing Member during such Plan Year who remains employed by the Company on such date shall be credited with an amount equal to the following:

(1)    the Company Matching Contributions to which such Contributing Member would have been entitled under the Retirement Plan taking into account both (i) the salary deferrals made by such Contributing Member to the Retirement Plan for the Plan Year, and (ii) the deferrals made by such Contributing Member under this Plan pursuant to Sections 3.2, 3.3, or 3.4 for the same Plan Year (up to a combined maximum of six percent (6.00%) of such Contributing Member’s Compensation assuming that none of the Limitations were imposed); minus

(2)    the Company Matching Contributions, if any, actually made on behalf of such Contributing Member under the Retirement Plan for such Plan Year; minus

(3)    the Company contributions, if any, to accounts actually made on behalf of such Contributing Member under the SSP for such Plan Year.

In addition, if (i) the total of such Contributing Member’s salary deferrals under the Retirement Plan (as adjusted after application of the Limitations) and deferrals pursuant to the SSP and Sections 3.2, 3.3 or 3.4 under this Plan is less than 6.00% of such Contributing Member’s Compensation for a Plan Year; and (ii) the Contributing Member elects to increase his or her deferrals under this Plan by all or any portion of any salary deferrals to the Retirement Plan that are returned to the Contributing Member as a result of the application of the Limitations within 120 days after receipt of such returned salary deferrals, even if such increased deferrals are made in the next Plan Year, such increased deferrals shall also be taken into account in subparagraph (i) above until the total of the Contributing Member’s salary deferrals under the Retirement Plan, SSP, and deferrals under this Plan for the Plan Year equals 6.00% of the Contributing Member’s Compensation.

Effective as of January 1, 2009, no additional amounts shall be credited to a Contributing Member’s Account pursuant to this Section 4.2.

4.3    Employer Contributions. The Company may make contributions (including both discretionary matching and nonelective) to a Participant’s Account from time to time as determined by the Company in its sole discretion.

ARTICLE V

Vesting

All amounts credited to a Member’s Account shall be fully vested and not subject to forfeiture for any reason; provided, however, the amounts credited to a Member’s Account pursuant to Sections 4.2 or 4.3, including any Investment Gains or Losses allocable to such credits, may be subject to a vesting schedule as determined by the Company in its sole discretion; provided however, that if no such vesting schedule is established by the Company at the time of such credits, then such credits shall be subject to the same vesting schedule as that set forth in the Retirement Plan. Notwithstanding the preceding sentence, a vesting schedule applicable to amounts credited to a Member’s Account pursuant to Section 4.2 as of December 31, 2008, shall not be subject to modification pursuant to this Article V. Notwithstanding this Article V, the benefits payable to each Member hereunder constitute an unfunded, unsecured obligation of the Company, and the assets held by the Company and the Trustee remain subject to the claims of the Company’s creditors.

ARTICLE VI

Trust

The Company may, from time to time and in its sole discretion, pay and deliver money or other property to the Trustee for the payment of benefits under the Plan. Notwithstanding any provision in the Plan to the contrary, distributions due under the Plan to or on behalf of Members shall be made by the Trustee in accordance with the terms of the Trust Agreement and the Plan; provided, however, that the Company shall remain obligated to pay all amounts due to such persons under the Plan. To the extent that Trust Assets are not sufficient to pay any amounts due under the Plan to or on behalf of the Members when such amounts are due, the Company shall pay such amounts directly. Nothing in the Plan or the Trust Agreement shall relieve the Company of its obligation to make the distributions required in Article VII hereof except to the extent that such obligation is satisfied by the application of funds held by the Trustee under the Trust Agreement. Any recipient of benefits hereunder shall have no security or other interest in Trust Assets. Any and all Trust Assets shall remain subject to the claims of the general creditors of the Company, present and future, and no payment shall be made under the Plan unless the Company is then solvent. Should an inconsistency or conflict exist between the specific terms of the Plan and those of the Trust Agreement, then the relevant terms of the Trust Agreement shall govern and control.

ARTICLE VII

Payment of Benefits

7.1    Separation from Service. Upon a Member’s Separation from Service with the Company or an Affiliate for any reason, the amount credited to such Member’s Account as of the Determination Date immediately preceding such Member’s Separation from Service, adjusted for any amount deferred and Investment Gains or Losses realized from such Determination Date to the date of the Member’s Separation from Service, shall be distributed to such Member or, if the Member’s Separation from Service is on account of death, to the Member’s beneficiary as determined pursuant to Section 7.2 below.

7.2    Death. Upon a Member’s death, the amount credited to such Member’s Account as of the Determination Date immediately preceding the date of such Member’s death, adjusted for any amount deferred and Investment Gains or Losses realized from such Determination Date to the date of the Member’s death, shall be distributed to such Member’s designated beneficiary. The Member, by written instrument filed with the Committee in such manner and form as the Committee may prescribe, may designate one or more beneficiaries to receive such payment. The beneficiary designation may be changed from time to time prior to the death of the Member. In the event that the Committee has no valid beneficiary designation on file, the amount credited to such Member’s Account shall be distributed to the Member’s surviving spouse, if any, or if the Member has no surviving spouse, to the executor or administrator of the Member’s estate, as applicable.

7.3    Targeted Deferrals. If a Member has made one or more targeted deferrals pursuant to Section 3.4, upon the date specified in any election form used by the Member to make such election, the amount credited in the subaccount of the Member’s Account which relates to such deferral as of the Determination Date immediately preceding such specified date shall be distributed to such Member. If some event takes place that would entitle a Member to a distribution under Sections 7.1 or 7.2 prior to such specified date, the amounts in such subaccount shall be distributed along with any other amounts in the Member’s Account pursuant to Section 7.1 or 7.2.

7.4    Time of Payment. Payment of a Member’s benefit hereunder shall be made as soon as administratively feasible following the date on which the Member or his beneficiary becomes entitled to such benefit pursuant to Sections 7.1, 7.2, or 7.3, but no earlier than 10 days thereafter and no later than 45 days thereafter, except for the Company Matching Contributions as provided herein. If a Member’s Separation from Service or death or any other events that entitle the Member to a distribution occurs within the first four months of a year, the portion of the Company Matching Contributions for the preceding Plan Year that has been credited to a Member’s Account shall be distributed to such Member no later than the earlier of (i) the date of which the calculation of such contributions has been finalized or (ii) May 1 of the year of termination of employment or death, or any other events which shall entitle the Member to a distribution. In all other events, the 10 days and 45 days limitation shall apply to the distribution of the Member’s entire Account balance, unless expressly provided otherwise. Notwithstanding the foregoing, for a Specified Employee, distributions may not be made before the day immediately following the date that is six (6) months after the date of the Member’s Separation from Service (or, if earlier, the date of death of the Member). Also, notwithstanding the foregoing, a Member may elect to delay the time of payment under the following conditions: (i) such election shall not take effect until at least 12 months after the date on which the election is made; (ii) with respect to a payment made upon Separation from Service, a targeted deferral, or as a result of a Change in Control, the first payment with respect to which such election is made be deferred for a period of not less than 5 years from the date such payment would otherwise have been made; and (iii) any election related to a targeted deferral may not be made less than 12 months prior to the date of the first scheduled payment. Notwithstanding anything in this Section 7.4 to the contrary, an election relating to the time of payment may be made as permitted under Code Section 409A and applicable guidance of the Internal Revenue Service.

7.5    Form of Payment. For purposes of distributing all of a Member’s Account, the form of any payment to a Member or his designated beneficiary shall be in a lump sum, paid in cash or by check; provided, however, if an election is made to delay the time of payment under Section 7.4, such payments shall be made, at the election of the Member, in a lump sum, in five (5) annual installments, or in ten (10) annual installments. Notwithstanding anything in this Section 7.5 to the contrary, an initial election as to the time and form of payment, other than lump sum payment, may be made as permitted under Code Section 409A and applicable guidance of the Internal Revenue Service.

7.6    Pre-Retirement Form of Payment for Compensation Earned After December 31, 2013. Notwithstanding an election pursuant to Sections 7.4 or 7.5 to the contrary, for purposes of distributing the portion of a Member’s Account attributable to Compensation earned after December 31, 2013, upon a Member’s Separation from Service with the Company or an Affiliate for any reason before Retirement, the form of payment shall be in a lump sum.

7.7    2008 Transitional Rule Election. By election made no later than December 31, 2008, a Member may elect to change the time or form of payment of a Member’s Account and the election shall not be treated as a change in time or form of payment under Code Section 409A(a)(4) or an acceleration of payment under Code Section 409A(a)(3). Such election may apply only to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008.

7.8    Permitted Accelerations. Except as provided in this Section 7.8, the Plan may not permit the acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to the terms of the Plan, and no such accelerated payment may be made whether or not provided for under the terms of the Plan. Notwithstanding the foregoing, a payment may be accelerated to the extent permitted by Treasury Regulation 1.409A-3(j)(4), but only as follows:

(1)    to the extent necessary for any Federal officer or employee in the executive branch to comply with an ethics agreement with the Federal government, or to the extent reasonably necessary to avoid the violation of an applicable Federal, state, local, or foreign ethics law or conflicts of interest law (including where such payment is reasonably necessary to permit the service provider to participate in activities in the normal course of his or her position in which the service provider would otherwise not be able to participate under an applicable rule).

(2)    to pay the Federal Insurance Contributions Act (“FICA”) tax on compensation deferred under the Plan, to pay the state, local, or foreign tax laws as a result of the payment of the FICA tax, and to pay the additional income tax attributable to the pyramiding wages and taxes; however, the total payment must not exceed the aggregate of the FICA tax, and the income tax withholding related to such FICA tax.

(3)    at any time the Plan fails to meet the requirements of Code Section 409A and the regulations promulgated by the U.S. Department of Treasury thereunder; however, such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A and the regulations promulgated by the U.S. Department of Treasury thereunder.

(4)    to pay (a) the state, local, or foreign taxes arising from participation in the Plan that apply to an amount deferred under the Plan before the amount is paid or made available to the Member, (b) the federal, state, local, or foreign income tax withholdings on such payment, and (c) the additional income tax withholdings attributable to such additional payments and taxes; provide, however, that such payment may not exceed the amount of such taxes due as a result of participation in the Plan and the income tax withholding related to such state, local, and foreign tax amount.

ARTICLE VIII

Hardship Distributions

Upon written application by a Member who has experienced an unforeseeable emergency, the Committee may distribute to such Member an amount not to exceed the lesser of the amount credited to such Member’s Account or the amount determined by the Committee as being reasonably necessary to satisfy the emergency need (a “Hardship Distribution”). For purposes of this Article VIII, an unforeseeable emergency shall mean a severe financial hardship to the Member resulting from an illness or accident of the Member, the Member’s spouse, or a dependent (as defined in Code Section 152(a)) of the Member, loss of the Member’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Member. The requirement for a Hardship Distribution is met only if, as determined under regulations of the Secretary of Treasury, the amounts distributed with respect to an emergency do not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Member’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

ARTICLE IX

Change in Control

Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, the amount credited to such Member’s Account as of the Determination Date immediately preceding such Change in Control, adjusted for any amount deferred and Investment Gains or Losses realized from such Determination Date to the date of the Change in Control, shall be distributed to such Member in a single lump sum payment as soon as administratively feasible, but no earlier than 10 days thereafter and no later than 45 days after the date of the Change in Control.

ARTICLE X

Nature of the Plan

The Plan shall constitute an unfunded, unsecured obligation of the Company to make cash payments in accordance with the provisions of the Plan. The Plan is not intended to meet the qualification requirements of section 401 of the Internal Revenue Code of 1986, as amended. The Company in its sole discretion may set aside such amounts for the payment of Accounts as the Company may from time to time determine. Neither the establishment of the Plan, the operation thereof, nor the setting aside of any amounts shall be deemed to create a funding arrangement. No Member shall have any security or other interest in any such amounts set aside or any other assets of the Company.

The arrangement provided for in this January 1, 2014, amendment of the Plan shall apply only with respect to amounts deferred after December 31, 2004. For amounts deferred before January 1, 2005, such deferrals shall be governed by the arrangement in place prior to the January 1, 2005, amendment of the Plan, as set forth in Exhibit A. No provision of this document is intended to be and shall not be a material modification of the arrangement in place as of October 3, 2004. To the extent any term of this document constitutes a material modification (that is, a benefit or right existing as of October 3, 2004, is enhanced or a new benefit or right is added) to the prior arrangement, such modification shall be of no force or effect.

ARTICLE XI

Employment Relationship

Nothing in the adoption or implementation of the Plan shall confer on any employee the right to continued employment by the Company or an Affiliate or affect in any way the right of the Company or an Affiliate to terminate his employment at any time. For the purposes of the Plan, any question as to whether and when there has been a termination of a Member’s employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

ARTICLE XII

Amendment and Termination

The Company may amend or terminate the Plan, by written action, without the consent of the Members; provided, however, that no such amendment or termination shall adversely affect any benefits that have been earned prior to any such amendment or termination, except as required by law.

ARTICLE XIII

Claims Procedure

The Committee shall have full power and authority to interpret, construe, and administer the Plan, and the Committee’s interpretations and construction hereof, and actions hereunder, including the value, amount, timing, form, or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. Notwithstanding the foregoing, the determination of a Change in Control event will be objectively determinable under Article IX and the Committee shall not have discretionary authority to determine whether a Change in Control has occurred.

In the event that a claim for a benefit is wholly or partially denied, the Committee shall, within 90 days after receipt of the claim by the Plan, provide the claimant with a written statement setting forth the specific reasons for the adverse determination; reference to the specific plan provisions on which the determination is based; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and a description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of the ERISA following an adverse benefit determination on review.

The claimant will have 60 days following receipt of an adverse benefit determination within which to appeal the determination. During such time, the Participant will have the opportunity to submit written comment, documents, records, and other information relating to the claim for benefits. The claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

The Committee will notify the claimant within 60 days after receipt of the claimant’s request for review by the Plan. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant the specific reason or reasons for the adverse determination; reference to the specific plan provisions on which the benefit determination is based; a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and a statement describing any voluntary appeal procedures offered by the plan and the claimant’s right to obtain the information about such procedures, and a statement of the claimant’s right to bring an action under section 502(a) of ERISA.

No member of the Committee or any other persons acting on behalf of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith. Claimants who are members of the Committee shall not participate in any action or determination regarding their own benefits hereunder.

ARTICLE XIV

Miscellaneous

14.1    Indemnification. The Company shall indemnify and hold harmless each member of the Committee and any other persons acting on behalf of the Committee, against any and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, excepting only expenses and liabilities arising out of the individual’s own willful misconduct or lack of good faith. Expenses against which such person shall be indemnified hereunder include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

14.2    Withholding Taxes. The Company shall have the right to deduct from any payments made under this Plan, any federal, state or local taxes required by law to be withheld with respect to such payments.

14.3    Nonalienation of Benefits. Subject to income tax withholding, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability that is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Member, prior to actually being received; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

14.4    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; rather, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

14.5    Jurisdiction. The situs of the Plan hereby created is Tennessee. All provisions of the Plan shall be construed in accordance with the laws of Tennessee except to the extent preempted by federal law.

IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed on the              day of                     , 2013, to be effective as of January 1, 2014.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:

Title:

EXHIBIT A

CHS/COMMUNITY HEALTH SYSTEMS, INC.

DEFERRED COMPENSATION PLAN

As Amended Effective October 1, 1993; January 1, 1994; January 1, 1995;

April 1, 1999; July 1, 2000; January 1, 2001; June 30, 2002; and January 1, 2014

Original Effective Date: June 1, 1991

EXHIBIT A

EXHIBIT A

CHS/COMMUNITY HEALTH SYSTEMS, INC.

DEFERRED COMPENSATION PLAN

W I T N E S S E T H:

WHEREAS, Community Health Investment Corporation (formerly CHS Management Corporation) has previously established the CHS/Community Health Systems, Inc. Deferred Compensation Plan (the “Plan”) to provide retirement and incidental benefits for certain executive employees of the company, effective June 1, 1991; and

WHEREAS, the Plan was amended in certain respects, effective December 1, 1991; and

WHEREAS, effective January 1, 1992, Community Health Systems, Inc. (the “Company”) adopted the Plan and assumed all of the duties and responsibilities of Community Health Investment Corporation; and

WHEREAS, the Plan was further amended in certain respects effective October 1, 1993, January 1, 1994, January 1, 1995, April 1, 1999, July 1, 2000, and January 1, 2001, and June 30, 2002; and

WHEREAS, the Company wishes to amend the definition of Retirement Plan under Plan to refer to the CHS/Community Health Systems, Inc. Retirement Savings Plan, or any successor plan;

NOW, THEREFORE, the Plan shall be and is hereby amended and restated in this form, effective as of January 1, 2014, except as otherwise provided herein.

ARTICLE I

Definitions and Construction

1.1    Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

(1)

Account: A memorandum bookkeeping account established on the records of the Company for a Member that is credited with amounts determined pursuant to Sections 4.1 and 4.2 of the Plan. As of any Determination Date, a Member’s benefit under the Plan shall be equal to the amount credited to his Account as of such date. If a Member has made an election to defer a portion of his Compensation until a specified date pursuant to Section 3.4, the account described herein shall consist of such subaccounts as are necessary to segregate such deferral from the other amounts deferred by the Member.

(2)    Affiliate: Any subsidiary of Community Health Systems, Inc., the corporate parent of the Company.

EXHIBIT A

(3)    Benefit Exchange Agreement: An agreement entered into between certain Members and the Company in connection with the surrender of the Member’s interest in the Split Dollar Agreement and the Member’s vested interest in the cash value of the variable life insurance policy that is subject to the terms of the Split Dollar Agreement, as it may be amended.

(4)    Bonus: The bonus paid by the Company or an Affiliate to a Member pursuant to an employment agreement between the Company or an Affiliate and the Member or otherwise for services rendered or labor performed while a Member.

(5)    Change of Control: A Change of Control occurs in the event of a sale of all or substantially all of the stock or assets of the Company to a purchaser if the debt-to-equity ratio of the purchaser, taking into account the sale of the stock or assets of the Company, is greater than .75 to 1 as determined by the Committee immediately prior to the sale.

(6)    Committee: The administrative committee appointed by the Company to administer the Plan, if any, which committee shall consist of the same persons designated by the Company pursuant to the terms of the Retirement Plan to act on behalf of the Company, as the administrator of such Plan.

(7)    Company: CHS/Community Health Systems, Inc.

(8)    Company Matching Contributions: Contributions made to the Retirement Plan by the Company or an Affiliate on a Member’s behalf pursuant to Section 4.1(b) of the Retirement Plan or otherwise as provided for therein.

(9)    Compensation: The total base salary paid by the Company or an Affiliate during the Plan Year to or for the benefit of a Member for services rendered or labor performed while a Member.

(10)    Contributing Member: A Member who, for a Plan Year, made a deferral election pursuant to Section 3.2, Section 3.3 and/or Section 3.4.

(11)    Determination Date. The last business day of each quarter in a calendar year.

(12)    Earnings Credit: The earnings applied to a Member’s Account as of each Determination Date pursuant to Section 4.2(b).

(13)    Effective Date: June 1, 1991.

(14)    Investment(s): Any investment fund(s) offered through the Trustee or its affiliates including Nations Fund, Inc., Nations Fund Trust, or Nations Fund Portfolios, Inc. (or their successors).

(15)    Investment Gains or Losses: Actual gains or losses realized from investments applied to a Member’s Account as of each Determination Date pursuant to Section 4.2(a) of the Plan, after deducting applicable investment-related costs and expenses, if any. For the Determination Date, such Member’s Account shall be reduced or increased for an amount equal to the Federal or state income taxes that the Company is required to pay or expects to realize in relation to such investment(s)’ taxable gain or loss realized during such year.

EXHIBIT A

(16)    Limitations: Benefit limitations imposed on the Retirement Plan under the Employee Retirement Income Security Act of 1974, as amended, and under sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g) and 415 of the Internal Revenue Code of 1986, as amended.

(17)    Member: Any employee of the Company or an Affiliate who has been designated by the Committee as a Member of the Plan until such employee ceases to be a Member in accordance with Section 3.1 of the Plan.

(18)    Plan: CHS/Community Health Systems, Inc. Deferred Compensation Plan, as amended from time to time.

(19)    Plan Year: The seven-month period commencing June 1, 1991, and ending December 31, 1991 and each twelve-consecutive month period commencing January 1 of each year thereafter.

(20)    Post-Termination Benefits Deposit: Certain deposit provided for under the terms of the Split Dollar Agreement.

(21)    Retirement Plan: CHS/Community Health Systems, Inc. Retirement Savings Plan, or any successor plan.

(22)    Split Dollar Agreement: An agreement entered into between the Company and the Member pursuant to the provisions of the Supplemental Survivor Accumulation portion of the Community Health Systems, Inc. Supplemental Benefits Plan.

(23)    SSP: CHS 401(k) Supplemental Savings Plan.

(24)    Trust Agreement: The agreement entered into between the Company and the Trustee establishing a trust to hold and invest contributions made by the Company under the Plan and from which all or a portion of the amounts payable under the Plan to Members and their beneficiaries will be distributed.

(25)    Trust Assets: All assets held by the Trustee under the Trust Agreement.

(26)    Trustee: The trustee or trustees qualified and acting under the Trust Agreement at any time.

1.2    Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender and vice versa.

1.3    Headings. The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

EXHIBIT A

ARTICLE II

Administration

The Plan shall be administered by the Committee that shall be authorized, subject to the provisions of the Plan, to establish rules and regulations and make such interpretations and determinations as it may deem necessary or advisable for the proper administration of the Plan and all such rules, regulations, interpretations, and determinations shall be binding on all Plan Members and their beneficiaries. The Committee shall be composed of not less than three individuals. Each member of the Committee shall serve until he resigns or is removed by the Company. Upon the resignation or removal of a member of the Committee, the Company shall appoint a substitute member. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the Company shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified. All expenses incurred in connection with the administration of the Plan shall be borne by the Company.

ARTICLE III

Participation

3.1    Eligibility. Any employee of the Company or an Affiliate shall become a Member upon designation by the Committee. Once an employee has been designated as a Member, he shall automatically continue to be a Member until he ceases to be an employee of the Company or an Affiliate or is removed as a Member by the Committee. Notwithstanding the preceding provisions of this Section 3.1, participation in this Plan shall at all times be limited to a selected group of management or highly compensated employees of the Company.

3.2    Compensation Deferral Election. Any Member may elect to defer receipt of a whole percentage of his Compensation for one or more calendar quarters during a Plan Year under the Plan. A Member’s election to defer receipt of Compensation for any calendar quarter(s) of a Plan Year shall be made prior to the beginning of such calendar quarter(s) of the Plan Year and shall be irrevocable for such calendar quarter(s) of the Plan Year. The reduction in a Member’s Compensation pursuant to his election shall be effected by Compensation reductions as of each payroll period within the election period.

3.3    Bonus Deferral Election. Any Member may elect to defer receipt of a whole percentage of his Bonus for any Plan Year under the Plan. A Member’s election to defer receipt of his Bonus for any Plan Year shall be made prior to the earlier of (i) the date on which such bonus becomes payable and ascertainable, or (ii) October 1 of such Plan Year for which such Bonus is payable, and shall be irrevocable for such Plan Year. The election to defer receipt of such whole percentage of a Member’s Bonus pursuant to the deferral election above shall be effected by a reduction in the amount of the Bonus to which such deferral election relates.

EXHIBIT A

3.4     Targeted Deferral Election. In general, all amounts deferred by a Member pursuant to Sections 3.2 and 3.3 shall be held for the Member and distributed following the Member’s termination of employment or the occurrence of a hardship event pursuant to Sections 7.1, 7.2 and 8.1. Notwithstanding the preceding sentence, a Member may also defer the receipt of any portion of the Member’s Compensation otherwise deferred pursuant to the provisions of Sections 3.2 and 3.3 until a specific future date, by executing a deferral form designed for such purpose as specified by the Committee. Upon the occurrence of any such date specified by a Member in such an election form, the deferred amount, and the Earnings Credit and Investment(s) Gains or Losses attributable thereto, shall be distributed to the Member. Until so distributed, such deferral amounts shall continue to be a part of the Member’s Account.

3.5     Investment Request. A Member may request the Committee to invest or change the investment of all or a portion of his Account in any Investments. A Member may make such request at any time, provided that the Committee shall only be obligated to direct the Trustee to make such investment or charge such investment as soon as reasonably practicable and within the guidelines and requirements established by the Trustee for the investment of funds held in the Account. A Member who does not request the Committee to invest any portion of his Account shall have the funds held in such Account in a money market fund offered through the Trustee or its affiliates.

3.6    Post-Termination Benefits Deposit. Notwithstanding any provision of the Plan to the contrary, the Company may make for any Member an annual contribution equal to that portion of Post-Termination Benefit Deposits to be made to the Plan as calculated under the terms of any Benefits Exchange Agreement between the Member and the Company.

ARTICLE IV

Benefits

4.1    Amount of Benefit.

(a)    Deferral Contributions. As of the last day of each payroll period of each Plan Year, a Member’s Account shall be credited with an amount equal to the Compensation deferred under the Plan pursuant to an election by the Member as described in Article III for such payroll period. Effective as of June 30, 2002, as of the last day of each payroll period of each Plan Year, a Member’s Account shall be credited with an amount equal to that portion of Post-Termination Benefit Deposits made to the Plan, if any, as calculated under the terms of the Benefits Exchange Agreement between the Member and the Company.

(b)    Matching Contributions. As of the last day of each Plan Year, or, if later, the date on which the Company Matching Contributions are made under the Retirement Plan for any such Plan Year, the Member’s Account of each Contributing Member during such Plan Year who remains employed by the Company on such date shall be credited with an amount equal to the following:

(1)    the Company Matching Contributions to which such Contributing Member would have been entitled under the Retirement Plan taking into account

EXHIBIT A

both (i) the salary deferrals made by such Contributing Member to the Retirement Plan for the Plan Year, and (ii) the deferrals made by such Contributing Member under this Plan pursuant to Sections 3.1, 3.2, or 3.3 for the same Plan Year (up to a combined maximum of six percent (6.00%) of such Contributing Member’s Compensation assuming that none of the Limitations were imposed); minus

(2)    the Company Matching Contributions, if any, actually made on behalf of such Contributing Member under the Retirement Plan for such Plan Year; minus

(3)    the Company contributions, if any, to accounts actually made on behalf of such Contributing Member under the SSP for such Plan Year.

In addition, if (i) the total of such Contributing Member’s salary deferrals under the Retirement Plan (as adjusted after application of the Limitations) and deferrals pursuant to the SSP and Sections 3.1, 3.2 or 3.3 under this Plan is less than 6.00% of such Contributing Member’s Compensation for a Plan Year; and (ii) the Contributing Member elects to increase his or her deferrals under this Plan by all or any portion of any salary deferrals to the Retirement Plan that are returned to the Contributing Member as a result of the application of the Limitations within 120 days after receipt of such returned salary deferrals, even if such increased deferrals are made in the next Plan Year; such increased deferrals shall also be taken into account in subparagraph (a) above until the total of the Contributing Member’s salary deferrals under the Retirement Plan, SSP, and deferrals under this Plan for the Plan Year equals 6.00% of the Contributing Member’s Compensation.

(c)    Benefit Exchange Agreement Contributions. Effective for Plan Years beginning on or after January 1, 2002, the Company shall credit to the Account of each Member who has entered into a Benefit Exchange Agreement with the Company the following amounts, as specified under the terms of each such Benefit Exchange Agreement:

(1)    all unpaid 2001 and 2002 variable life insurance policy premium payments required under the terms of the Split Dollar Agreement;

(2)    an amount equal to 100% of the net cash surrender value of such variable life insurance policy on the date such policy is surrendered by the Company; and

(3)    if required by the Member’s Benefit Exchange Agreement, annual amounts equal to the premium payments to such variable life insurance policy that would have been required under the Split Dollar Agreement for years after 2002, reduced each year by the actual cost of providing supplemental life insurance coverage to the Member pursuant to the terms of the Benefit Exchange Agreement.

As of any Determination Date, the benefit to which a Member or his beneficiary shall be entitled under the Plan shall be equal to the amount credited to such Member’s Account as of such date.

EXHIBIT A

(d)    Special Contributions. For the Plan Year beginning January 1, 2003, the Company shall make a special one-time cash contribution to each Participant’s Account in an amount equal to the dollar value of the matching contributions that were forfeited by the Participants under the Retirement Plan for the plan years of the Retirement Plan that ended on December 31, 2001, and December 31, 2002. The Plan Administrator shall determine the dollar value of all such forfeited matching contributions, which determination shall be final and binding on all Participants. Such special contributions shall be made no later than September 15, 2003, unless the Plan Administrator has not yet finally determined the amount of the forfeited matching contributions, in which event such contributions shall be made not later than 30 days after such forfeited matching contributions are finally determined by the Plan Administrator. Notwithstanding the foregoing, no such special contribution shall be made for a Member if the Company makes a similar contribution for a Member to the SSP.

4.2    Investment Credit. As of each Determination Date, the Account of each Member shall be credited with Investment Gains or Losses as provided in this Section 4.2.

(a)

If a Member has requested in accordance with Section 3.5 of the Plan that all or a portion of his Account be invested in any particular Investment(s), the Account of such Member shall be credited with the Investment Gains or Losses since the preceding Determination Date.

(b)	Any portion of a Member’s Account, the investment of which has not been requested by the Member, shall be credited with the Earnings Credit for such Determination Date.

(c)

A Member’s Account shall not be credited with any Investment Credit under this Section 4.2 on the Company Matching Contributions portion credited to his Account as of the last day of each Plan Year pursuant to Section 4.1 of the Plan until the Company actually makes the cash deposit of such Matching Contributions with the Trustee.

ARTICLE V

Vesting

All amounts credited to a Member’s Account shall be fully vested and not subject to forfeiture for any reason; provided, however, the amounts credited to a Member’s Account pursuant to the second paragraph of Section 4.1, including any Earnings Credit and/or Investment Gains or Losses allocable to such credits, shall be subject to the same vesting schedule as that set forth in the Retirement Plan. Notwithstanding the preceding sentence, the benefits payable to each Member hereunder constitute an unfunded, unsecured obligation of the Company, and the assets held by the Company and the Trustee remain subject to the claims of the Company’s creditors.

EXHIBIT A

ARTICLE VI

Trust

The Company may, from time to time and in its sole discretion, pay and deliver money or other property to the Trustee for the payment of benefits under the Plan. Notwithstanding any provision in the Plan to the contrary, distributions due under the Plan to or on behalf of Members shall be made by the Trustee in accordance with the terms of the Trust Agreement and the Plan; provided, however, that the Company shall remain obligated to pay all amounts due to such persons under the Plan. To the extent that Trust Assets are not sufficient to pay any amounts due under the Plan to or on behalf of the Members when such amounts are due, the Company shall pay such amounts directly. Nothing in the Plan or the Trust Agreement shall relieve the Company of its obligation to make the distributions required in Article VII hereof except to the extent that such obligation is satisfied by the application of funds held by the Trustee under the Trust Agreement. Any recipient of benefits hereunder shall have no security or other interest in Trust Assets. Any and all Trust Assets shall remain subject to the claims of the general creditors of the Company, present and future, and no payment shall be made under the Plan unless the Company is then solvent. Should an inconsistency or conflict exist between the specific terms of the Plan and those of the Trust Agreement, then the relevant terms of the Trust Agreement shall govern and control.

ARTICLE VII

Payment of Benefits

7.1    Termination of Employment. Upon a Member’s termination of employment with the Company or an Affiliate for any reason, the amount credited to such Member’s Account as of the Determination Date immediately preceding such Member’s termination of employment, adjusted for any amount deferred and Earnings Credit and Investment(s) Income or Loss realized from such Determination Date to the date of the Member’s termination of employment, shall be distributed to such Member or, if the Member’s termination of employment is on account of death, to the Member’s beneficiary as determined pursuant to Section 7.2 below.

7.2    Death. Upon a Member’s death, the amount credited to such Member’s Account as of the Determination Date immediately preceding the date of such Member’s death, adjusted for any amount deferred and Earnings Credit and Investment Gains or Losses realized from such Determination Date to the date of the Member’s death, shall be distributed to such Member’s designated beneficiary. The Member, by written instrument filed with the Committee in such manner and form as the Committee may prescribe, may designate one or more beneficiaries to receive such payment. The beneficiary designation may be changed from time to time prior to the death of the Member. In the event that the Committee has no valid beneficiary designation on file, the amount credited to such Member’s Account shall be distributed to the Member’s surviving spouse, if any, or if the Member has no surviving spouse, to the executor or administrator of the Member’s estate.

EXHIBIT A

7.3    Targeted Deferrals. If a Member has made one or more targeted deferrals pursuant to Section 3.4, upon the date specified in any election form used by the Member to make such election, the amount credited in the subaccount of the Member’s Account which relates to such deferral as of the Determination Date immediately preceding such specified date shall be distributed to such Member. If some event takes place that would entitle a Member to a distribution under Sections 7.1 or 7.2 prior to such specified date, the amounts in such subaccount shall be distributed along with any other amounts in the Member’s Account pursuant to Section 7.1 or 7.2.

7.4    Time of Payment. Payment of a Member’s benefit hereunder shall be made (or commence if payment is in the form of an annuity contract) as soon as administratively feasible following the date on which the Member or his beneficiary becomes entitled to such benefit pursuant to Sections 7.1, 7.2, or 7.3, but no earlier than 10 days thereafter and no later than 45 days thereafter, except for the Company Matching Contributions as provided herein. If a Member’s termination of employment or death or any other events which caused termination of the Plan, occurs within the first four months of a year, the portion of the Company Matching Contributions for the preceding Plan Year that has been credited to a Member’s Account shall be distributed to such Member no later than the earlier of (i) the date of which the calculation of such contributions has been finalized or (ii) May 1 of the year of termination of employment or death, or any other events which shall entitle the Member to a distribution. In all other events, the 10 days and 45 days limitation shall apply to the distribution of the Member’s entire Account balance, unless expressly provided otherwise.

7.5    Form of Payment. For purposes of distributing all of a Member’s Account other than any portion thereof attributable to targeted deferrals and earnings thereon, the form of any payment to a Member or his designated beneficiary shall be in substantially equal annual installments over a period of ten (10) years, paid in cash or by certified check, with the first such payment to be made on the first business day of the calendar year following the Member’s termination of employment (for purposes of payments made pursuant to Section 7.1) or death (for purposes of payments made pursuant to Section 7.2), unless the Member has made an election to receive such distribution in the form of a lump sum payment or in five (5) substantially equal installment payments in such manner and form as prescribed by the Committee. Any election, or subsequent election, made by the Member pursuant to this Section shall not be effective until the passage of twelve (12) consecutive months before the date of the Member’s termination of employment with the Company or an Affiliate, if payment is required pursuant to Section 7.1, or the Member’s date of death, if the payment is required pursuant to Section 7.2. All distributions of that portion of a Member’s Account attributable to any targeted deferral and earnings thereon shall be distributed in a single lump sum payment, in cash or certified check, on the date specified by the Member in the election form used to make the targeted deferral, or as soon thereafter as administratively possible.

ARTICLE VIII

Hardship Distributions

Upon written application by a Member who has experienced an unforeseeable emergency, as determined by the Committee, the Committee may distribute to such Member an amount not to exceed the lesser of the amount credited to such Member’s Account or the amount determined by the Committee as being reasonably necessary to satisfy the emergency need. For

EXHIBIT A

purposes of this Article VIII, a hardship distribution pursuant to an unforeseeable emergency shall be authorized in the event of severe financial hardship to the Member resulting from a sudden and unexpected illness or accident of the Member or his dependent, loss of the Member’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Member’s control. An unforeseeable emergency will not include the need to send a Member’s child to college or the desire to purchase a home. Additionally, the Member must demonstrate that the hardship may not be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Member’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or by cessation of deferrals under this Plan.

ARTICLE IX

Sale of the Company

In the event of a sale of all or substantially all of the stock or assets of the Company, either (a) the purchaser shall assume the liabilities of the Plan and shall continue to operate the Plan in accordance with the provisions set forth herein (including any subsequent amendments hereto) or (b) the Plan shall be terminated and the amount credited to each Member’s Account shall be distributed in a lump sum payment in cash or by certified check to each such Member in accordance with Section 7.4. However, should such sale result in a Change of Control, the Plan shall be terminated and the amount credited to each Member’s Account shall be distributed in a lump sum payment in cash or by certified check to each such Member in accordance with Section 7.4.

ARTICLE X

Nature of the Plan

The Plan shall constitute an unfunded, unsecured obligation of the Company to make cash payments in accordance with the provisions of the Plan. The Plan is not intended to meet the qualification requirements of section 401 of the Internal Revenue Code of 1986, as amended. The Company in its sole discretion may set aside such amounts for the payment of Accounts as the Company may from time to time determine. Neither the establishment of the Plan, the operation thereof, nor the setting aside of any amounts shall be deemed to create a funding arrangement. No Member shall have any security or other interest in any such amounts set aside or any other assets of the Company.

ARTICLE XI

Employment Relationship

Nothing in the adoption or implementation of the Plan shall confer on any employee the right to continued employment by the Company or an Affiliate or affect in any way the right of the Company or an Affiliate to terminate his employment at any time. Any question as to whether and when there has been a termination of a Member’s employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

EXHIBIT A

ARTICLE XII

Amendment and Termination

The Company may amend or terminate the Plan, by resolution duly adopted, without the consent of the Members; provided, however, that no such amendment or termination shall adversely affect any benefits which have been earned prior to any such amendment or termination. Further, upon termination of the Plan, the Committee, in its sole discretion, may elect to distribute the amount credited to each Member’s Account in a lump sum cash payment in accordance with Section 7.4; provided, however, in the event of a Change of Control, the amount credited to each Member’s Account must be distributed in accordance with Section 7.4.

ARTICLE XIII

Claims Procedure

The Committee shall have full power and authority to interpret, construe and administer the Plan, and the Committee’s interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. In the event that an individual’s claim for a benefit is denied or modified, the Committee shall provide such individual with a written statement setting forth the specific reasons for such denial or modification in a manner calculated to be understood by the individual. Any such written statement shall reference the pertinent provisions of the Plan upon which the denial or modification is based and shall explain the Plan’s claim review procedure. Such individual may, within forty-five (45) days of receipt of such written statement, make written request to the Committee for review of its initial decision. Within forty-five (45) days following such request for review, the Committee shall, after affording such individual a reasonable opportunity for a full and fair hearing, render its final decision in writing to such individual. Notwithstanding the preceding sentence, should a Member’s claim be related to the preceding Plan Year’s Company Matching Contributions, the Committee shall render its final decision on the later of (i) forty-five (45) days following such request for review, or (ii) 120 days after the end of the preceding Plan Year. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith. Members of the Committee shall not participate in any action or determination regarding their own benefits hereunder.

ARTICLE XIV

Miscellaneous

14.1    Indemnification. The Company shall indemnify and hold harmless each member of the Committee and any other persons acting on its behalf, against any and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, excepting only expenses and liabilities arising out of the individual’s own willful misconduct or lack of good faith. Expenses against which such person shall be indemnified hereunder include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

EXHIBIT A

14.2    Effective Date. The Plan shall become operative and effective as of the Effective Date and shall continue until amended or terminated as provided in Article XII.

14.3    Withholding Taxes. The Company shall have the right to deduct from any payments made under this Plan, any federal, state or local taxes required by law to be withheld with respect to such payments.

14.4    Nonalienation of Benefits. Subject to income tax withholding, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Member, prior to actually being received; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

14.5    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; rather, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

14.6    Jurisdiction. The situs of the Plan hereby created is Tennessee. All provisions of the Plan shall be construed in accordance with the laws of Tennessee except to the extent preempted by federal law.